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                                                                    Exhibit 10.9

                              VSTREAM INCORPORATED


                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS



                                                                      Page

 1. Agreement To Sell And Purchase ................................... 1

    1.1 Authorization of Shares ...................................... 1
    1.2 Sale and Purchase ............................................ 1

 2. Closing, Delivery And Payment .................................... 1

    2.1 Initial Closing .............................................. 1
    2.2 Subsequent Closings .......................................... 2

 3. Representations And Warranties Of The Company .................... 2

    3.1 Organization, Good Standing and Qualification ................ 2
    3.2 Capitalization ............................................... 2
    3.3 Subsidiaries ................................................. 3
    3.4 Authorization; Binding Obligations ........................... 3
    3.5 Consents and Approvals ....................................... 3
    3.6 No Violations ................................................ 3
    3.7 Financial Statements; Interim Changes ........................ 4
    3.8 Compliance with Laws ......................................... 4
    3.9 Proprietary Rights ........................................... 4
    3.10 Actions Pending ............................................. 5
    3.11 Material Contracts .......................................... 5
    3.12 Investments in United States Real Property Interests ........ 5
    3.13 Unrelated Business Taxable Income ........................... 5
    3.14 Qualified Small Business .................................... 6

 4. Representations And Warranties Of The Purchasers ................. 6

    4.1 Requisite Power and Authority ................................ 6
    4.2 Investment Representations ................................... 6

 5. Conditions Precedent To Purchasers' Obligations .................. 8

 6. Expense Reimbursement ............................................ 9

 7. Miscellaneous .................................................... 9

    7.1 Definitions .................................................. 9
    7.2 Governing Law ................................................10
    7.3 Survival .....................................................10
    7.4 Successors and Assigns .......................................10
    7.5 Entire Agreement .............................................10
    7.6 Specific Enforcement .........................................10
    7.7 Separability .................................................11

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     7.8   Entire Agreement; Amendment and Waiver......................11
     7.9   Notices.....................................................11
     7.10  Counterparts................................................11
     7.11  Broker's Fees...............................................11
     7.12  Future Financings...........................................12

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                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT


     This Series C Preferred Stock Purchase Agreement (the "Agreement") is entered into as of May 27, 1998, by and among VStream Incorporated, a Delaware corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (collectively the "Purchasers" and individually a "Purchaser"). Capitalized terms not otherwise defined herein are defined in
Section 7.1.

     In consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. AGREEMENT TO SELL AND PURCHASE

        1.1 Authorization of Shares. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized the sale and issuance to the Purchasers of shares of its Series C Convertible Preferred Stock (the "Shares") having the rights, preferences, privileges and restrictions set forth in the Certificate of Amendment to the Certificate of Incorporation of the Company, attached hereto as Exhibit B (the "Certificate").

        1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing the Company hereby agrees to issue and sell to each Purchaser and each Purchaser severally and not jointly agrees to purchase from the Company, the number of Shares set forth opposite such Purchaser's name on Exhibit A, at a purchase price of One Dollar and Four Cents ($1.04) per Share.

     2. CLOSING, DELIVERY AND PAYMENT

        2.1 Initial Closing. Any closing of the separate purchase and sale of the Shares shall take place at such place and on such date as may be mutually agreeable to the Company and each Purchaser making a purchase of Shares. The initial closing (the "Initial Closing") shall take place at the offices of Holland & Hart LLP at 10:00 a.m. (Mountain Daylight Time) on May 27, 1998 or at such other place and on such other date as may be mutually agreeable to the Company and the Purchasers. Additional purchases may be made at a subsequent closing (the "Subsequent Closing," whether there are one or more such closings). (The Initial Closing and each Subsequent Closing are referred to as a "Closing.") At each Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each Purchaser, against payment of the purchase price therefor by (a) conversion of certain promissory notes, dated March 31, 1998, payable by the Company to certain of the Purchasers as identified on Exhibit A (the "Convertible Notes"), and (b) wire transfer of immediately available funds.

        2.2 Subsequent Closings. At any time or times within 30 days after the Initial Closing (the "Final Closing Date"), the Company may sell up to 3,200,723 additional Shares to additional purchasers (the "Additional Purchasers") on the same terms and conditions as such Shares are being sold to the Purchasers. If such additional sales are made, (i) a Supplementary Schedule of Purchasers listing the Additional Purchasers and the number of Shares being purchased by each will be prepared and (ii) the Additional Purchasers will sign counterpart signature pages to this Agreement, the Stockholders Agreement (as defined below) and the Investors Agreement (as defined below). The parties to this Agreement also agree to execute such documents and take all other actions necessary to permit the Additional Purchasers to become parties to this Agreement and the Stockholders Agreement. At any Subsequent Closing the Company will deliver to the Additional Purchasers copies of all documents delivered at the Initial Closing.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to each Purchaser that except as set forth on the Disclosure Schedule attached hereto, which shall be deemed representations and warranties as if made hereunder:

        3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Stockholders Agreement attached hereto as Exhibit C (the "Stockholders Agreement"), and the Investors Agreement attached hereto as Exhibit D (the "Investors Agreement") to issue and sell the Shares and the shares of the Company's common stock. $.00l par value (the "Common Stock") issuable upon conversion thereof (the "Conversion Shares"), to carry out the other provisions of this Agreement and the Stockholders Agreement, and to carry on its business as presently conducted and as presently proposed to be conducted.

        3.2 Capitalization. The authorized capital stock of the Company, immediately prior to the Closing, will consist of twenty million (20,000,000) shares of Common Stock, four hundred seventy-five thousand (475,000) shares of which are issued and outstanding, and sixteen million (l6,000,000) shares of preferred stock, of which (i) five million twenty-five thousand (5,025,000) shares are designated Series A Convertible Preferred Stock, all of which are issued and outstanding, (ii) ten thousand, six hundred thirty-five (10,635) shares are designated Series B Convertible Preferred Stock, all of which are issued and outstanding, and (iv) ten million (10,000,000) shares are designated Series C Convertible Preferred Stock, none of which is issued and outstanding. (The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock are collectively referred to as the "Preferred Stock".) All issued and outstanding shares of the Company's Common

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

Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on the Disclosure Schedule there are no outstanding options, warrants or other rights to purchase from the Company any of its securities.

        3.3 Subsidiaries. The Company has no Subsidiaries.

        3.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and under the Stockholders Agreement and for the authorization, sale, issuance and delivery of the Shares has been taken or will be taken at or prior to the Closing. When issued in compliance with the provisions of this Agreement and upon conversion of the Convertible Notes, the Shares will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved for issuance and, when issued upon conversion of the Series C Preferred Stock in accordance with the terms of the Certificate, will be validly issued, fully paid and nonassessable. This Agreement and the Stockholders Agreement have been duly executed by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their terms except (i) as limited by applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provision contained in the Stockholders Agreement may be limited by applicable federal or state securities laws.

        3.5 Consents and Approvals. No filings with, notices to, or approvals of any governmental or regulatory body are required to be obtained or made by the Company in connection with the consummation of the transactions contemplated hereby except for filings pursuant to state securities laws (all of which have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis).

        3.6 No Violations. The execution and delivery of this Agreement and the Stockholders Agreement and the performance by the Company of its obligations hereunder and thereunder (i) do not and will not conflict with or violate any provision of the certificate of incorporation, as amended, (including the Certificate), or bylaws of the Company and (ii) do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any encumbrance upon the capital stock or assets of the Company pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or other third party pursuant to, any law, statute, rule or regulation or any agreement or instrument or any order, judgment or decree to which the Company is subject or by

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

which any of its assets are bound which would have a material adverse effect on the assets, financial condition or operations of the Company.

        3.7 Financial Statements; Interim Changes. The Company's audited balance sheet as of December 31, 1997 and audited statements of operations and cash flows of the Company for the 12-month period ended December 31, 1997 and the Company's unaudited balance sheet as of April 30, 1998 (the "Latest Balance Sheet") and unaudited statements of operations and cash flows of the Company for the 4-month period ending April 30, 1998 delivered to the Purchasers in connection with the investment contemplated hereby have been prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments and the absence of footnote disclosures) and fairly present in all material respects the financial position and the results of operations of the Company for the period covered thereby, and the Company has no material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) that are not either reflected or fully reserved against on the Latest Balance Sheet or incurred in the ordinary course of the business of the Company subsequent to the date thereof. Since the date of the Latest Balance Sheet, there has not been any material adverse change in the business, operations, financial condition or business as presently proposed to be conducted by the Company.

        3.8 Compliance with Laws. The Company's business has been conducted in compliance with all applicable laws and regulations of governmental authorities, except for such violations that have been cured or that, individually or in the aggregate, may not reasonably be expected to have a material adverse effect on the business, operations or financial condition or business as presently proposed to be conducted by the Company.

        3.9 Proprietary Rights. The Disclosure Schedule contains a complete and accurate list of (i) all patented and registered Proprietary Rights owned by the Company, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by the Company, (iii) all unregistered trade names and corporate names owned or used by the Company and (iv) all unregistered trademarks, service marks and copyrights and computer software, which are material to the financial condition, operating results, assets, operations or business prospects of the Company. The Disclosure Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company to any third party with respect to any Proprietary Rights and all licenses and other rights granted by any third party to the Company with respect to any Proprietary Rights, except for "shrink-wrapped" or similar licenses
                           ------
granted to the Company by third parties for software used in the business of the Company that is generally commercially available. The Company owns or has the right to use pursuant to a valid license all Proprietary Rights necessary for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. To the Company's knowledge, no loss or expiration of any Proprietary Right or related group of Proprietary Rights is threatened, pending or expected. The Company has taken all reasonably necessary actions to maintain and protect the Proprietary Rights

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which it owns and uses. The Company has no reason (without having conducted any special investigation) to believe that the owners of any Proprietary Rights licensed to the Company have not taken actions necessary to maintain and protect the Proprietary Rights which are subject to such licenses. Except as indicated on the Disclosure Schedule, (i) the Company owns all right, title, and interest in and to or has the right to use under a valid license all of the Proprietary Rights listed on such schedule and all other Proprietary Rights material to the operation of the business of the Company, (ii) there have been no claims made against the Company asserting the invalidity, misuse or unenforceability of any of such rights and to the Company's knowledge, none is threatened, (iii) the Company has not received a notice of conflict with the asserted rights of others, and (iv) to the knowledge of the Company (without having conducted a special investigation or patent search) the conduct of the Company's business has not infringed or misappropriated and does not infringe or misappropriate any Proprietary Rights of other Persons, and, to the Company's knowledge, the Proprietary Rights owned by the Company have not been infringed or misappropriated by other Persons.

        3.10 Actions Pending. There is no action, suit or proceeding pending or to the knowledge of the Company, threatened against or affecting the Company or any of its respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal.

        3.11 Material Contracts. Except as set forth on the Disclosure Schedule attached hereto, the Company is not a party to (and is not otherwise bound by) any of the following: (i) any employment or consulting contract, (ii) any agreement providing for the issuance or repurchase of any securities of the Company, (iii) any agreement in respect of registration rights, preemptive rights, rights of first refusal, voting rights or other rights of security holders, (iv) any agreement evidencing or providing for any indebtedness for borrowed money, or (v) any other agreement that could reasonably be deemed material to the Company.

        3.12 Investments in United States Real Property Interests. The Company's capital stock does not constitute a United States real property interest as that term is defined in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended (the "Code"). The preceding representation is based on a determination by the Company that the Company is not and has not been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code) ("USRPHC") during the five (5) year period preceding the date of this Agreement. From time to time, upon request of any Purchaser, the Company shall make a determination as to its status as a USRPHC. If at any time in the future the Company should become a USRPHC, the Company shall, as promptly as possible, notify each Purchaser of such change in status.

        3.13 Unrelated Business Taxable Income. Any gross income derived by the Purchasers from the Company shall be in the form of dividends, interest, capital gains and losses from the disposition of property, and rents and royalties, but only such rents and royalties as are excluded pursuant to Code Sections 512(b)(2) and 512(b)(3), respectively, in calculating unrelated business taxable income and only such dividends, interest, capital gains and losses, and rents and royalties that are not included under Section 512(b)(4) of the Code in calculating unrelated business taxable income.

        3.14 Qualified Small Business. The Company qualifies as a "Qualified Small Business" as defined in Section 1202(d) of the Code and covenants that so long as its shares are held by the Purchasers (or a transferee in whose hands the shares are eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code), it will use its best efforts to cause the shares to qualify as Qualified Small Business Stock.

     4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

        Each Purchaser severally and not jointly hereby represents and warrants to the Company as follows:

        4.1 Requisite Power and Authority. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Stockholders Agreement and to carry out the provisions hereunder and thereunder. All actions on such Purchaser's part required for the lawful execution and delivery of this Agreement and the Stockholders Agreement have been or will be effectively taken prior to the Closing and each such agreement constitutes a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provision contained in the Stockholders Agreement may be limited by applicable federal or state securities laws.

        4.2 Investment Representations. Such Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Such Purchaser also understands and hereby confirms that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement.

            (a) Purchaser Bears Economic Risk. Such Purchaser has substantial
                -----------------------------
experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Such Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock or Preferred Stock. Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such

Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times such Purchaser might propose.

            (b) Acquisition for Own Account. Such Purchaser is acquiring the
                ---------------------------
Shares and the Conversion Shares for its own account for investment only, and not with a view towards their resale or distribution of any part thereof in violation of applicable securities laws. By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

            (c) Purchaser Can Protect Its Interest. Such Purchaser represents
                ----------------------------------
that, by reason of its or of its management's business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated by the Agreement.

            (d) Accredited Investor. Such Purchaser represents that it is an
                -------------------
accredited investor within the meaning of Regulation D under the Securities Act.

            (e) Company Information. Such Purchaser has had an opportunity to
                -------------------
discuss the Company's business, management and financial affairs with directors, officers and management of the Company and believes that such Purchaser has received all of the information such Purchaser considers necessary or appropriate for deciding whether to purchase the Shares. Such Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

            (f) Rule 144. Such Purchaser acknowledges and agrees that the Shares
                --------
and the Conversion Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

            (g) Further Limitations on Disposition. Without in any way limiting
                ----------------------------------
the representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Series C Preferred Stock (or the Common Stock issuable upon the conversion thereof) unless and until there is then in effect a

Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement, or such Purchaser shall have established to the reasonable satisfaction of the Company that an exemption from registration is available.

            (h)   Legends. It is understood that the certificates evidencing the
                  -------
Series C Preferred Stock (and the Conversion Stock) may bear one or all of the following legends:

            (i) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION BEING AVAILABLE UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS."

            (ii)  Any legend required by any applicable state securities laws.

            (iii) Any legend required by the Stockholders Agreement.

     5. CONDITIONS PRECEDENT To PURCHASERS' OBLIGATIONS

        The obligation of each Purchaser to purchase and pay for the Shares to be delivered to it at each Closing shall be subject to the satisfaction of the following conditions as of the Closing Date:

            (i) the representations and warranties of the Company' contained in this Agreement shall be true and correct in all material respects on and as of each Closing Date:

            (ii) the Company shall have taken efforts reasonably satisfactory to the Investors to obtain within 60 days after the date of the Initial Closing from financially sound and reputable insurers term life insurance policies reasonably satisfactory to the Purchaser on the lives of Paul A. Berberian, James Me LeJeal and Todd H. Vernon in the amount of $2,000,000 each, which policies shall name the Company as loss payee:

            (iii) concurrent with each Closing, the Company, the Purchasers and the existing stockholders of the Company shall have entered into the Stockholders Agreement in the form attached hereto as Exhibit C;

            (iv) the Purchasers shall have received the legal opinion of Brobeck, Phleger & Harrison, LLP, counsel to the Company, in the form of Exhibit E hereto:

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

            (v) the Company shall have provided to Centennial Fund V. L.P. ("Centennial") at each Closing at which Centennial is purchasing Shares a certification of the direct and indirect holdings of securities of the Company by certain persons designated by Centennial as required by Centennial's governing documents;

            (vi) all other Purchasers who are purchasing Shares at the Closing shall have concurrently purchased the Shares to be purchased by them pursuant to this Agreement; and

           (vii) members of the Company's management identified by Centennial shall have completed interviews with an industrial psychologist chosen by Centennial.

     6. EXPENSE REIMBURSEMENT

        The Company hereby agrees to reimburse each Purchaser for its out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including all expenses incurred in connection with its due diligence examination of the Company, the industrial psychologist fees for the examinations referred to in Section 5(vii) above, the preparation and negotiation of this Agreement, the Stockholders Agreement and all other documents evidencing the transactions contemplated herein (including the fees (not to exceed $25,000) and expenses of one counsel representing the Purchasers, and in connection with the enforcement of rights and remedies of the Purchasers hereunder and under the Stockholders Agreement and all other documents evidencing the transactions contemplated herein; provided, however, that the Company shall not be responsible for any such fees or expenses if the transactions contemplated by this Agreement are not consummated.

     7. MISCELLANEOUS

        7.1 Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Proprietary Rights" means all (i) patents, patent applications, patent
      ------------------
disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and information, drawings, specifications, designs, plans, proposals, and customer and supplier lists and information), (vii) other intellectual property rights, and (viii) copies and tangible embodiments thereof (in whatever form or medium).

     "Subsidiary" means with respect to any Person, any corporation,
      ----------
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

        7.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

        7.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company hereunder in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        7.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

        7.5 Entire Agreement. This Agreement, the Exhibits and the other documents expressly delivered hereunder, including the Stockholders Agreement, supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

        7.6 Specific Enforcement. Any Purchaser shall be entitled to specific enforcement of its rights under this Agreement. The Company acknowledges that money damages would be an inadequate remedy for its breach of this Agreement and consents to an action for specific performance or other injunctive relief in the event of any such breach.

        7.7 Separability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        7.8 Entire Agreement; Amendment and Waiver. This Agreement (including all exhibits hereto and the documents referred to herein) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements with respect thereto. This Agreement may be amended or modified only upon the mutual written consent of the Company and the holders of at least 66 2/3% of the Shares (voting on an as-converted basis).

        7.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid: or (iv) one (1) day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent to the Company at 5777 Central Avenue, Suite 120, Boulder, CO 80301 and to a Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

        7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        7.11 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.11 being untrue.

        7.12 Future Financings. Nothing contained in this Agreement or any Purchaser's prior dealings with the Company shall be deemed to constitute a commitment on the part of any Purchaser to participate in any future financings by the Company.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the date set forth in the first paragraph hereof.

                                   COMPANY:

                                   VSTREAM INCORPORATED

                                   By: /s/ James M. LeJeal
                                       --------------------------------
                                   Title: Secretary
                                          -----------------------------

                                   PURCHASERS:

                                   CENTENNIAL FUND V, L.P.

                                   By:   Centennial Holdings V, L.P.,
                                         Its General Partner

                                   By: /s/ Donald H. Parsons, Jr.
                                       ---------------------------------
                                         a General Partner

                                   CENTENNIAL ENTREPRENEURS FUND V, L.P.


                                   By:   Centennial Holdings V, L.P.
                                         Its General Partner

                                   By: /s/ Donald H. Parsons, Jr.
                                       ---------------------------------
                                   Title:
                                          ------------------------------

                                   SOFTBANK TECHNOLOGY VENTURES IV L.P.


                                   By:   STV IV LLC

                                   By: /s/ Bradley A. Feld
                                       ---------------------------------
                                         Managing Director

                                   SOFTBANK TECHNOLOGY ADVISORS FUND L.P.


                                   By:   STV IV LLC

                                   By: /s/ Bradley A. Feld
                                       ---------------------------------
                                         Managing Director

                                       TANKERSLEY FAMILY PARTNERSHIP


                                       By: /s/ G. Jackson Tankersley
                                           -------------------------------------
                                       Title:  General Partner
                                             -----------------------------------

                                       MILLENNIAL HOLDINGS, LLC


                                       By: /s/ G. Jackson Tankersley
                                           -------------------------------------
                                           Manager

                        SERIES C STOCK PURCHASE AGREEMENT

                                    Exhibit A

                             SCHEDULE OF PURCHASERS
                                  May 27, 1998

                                                              Number of          Aggregate                  Closing Cash
Name and Address                                               Shares          Purchase Price                 Payment

Centennial Fund V, L.P.                                       3,730,770        $3,880,000.80   (1)          $3,634,245.32
1428 15th Street
Denver, CO 80202

Centennial Entrepreneurs Fund V, L.P.                           115,384           119,999.36   (2)             112,398.68
1428 15th Street
Denver, CO 80202

SOFTBANK Technology Ventures IV L.P.                          2,826,924         2,940,000.96   (3)           2,691,557.67
c/o Bradley Feld
333 W. San Carlos Road, Suite 1225
San Jose, CA 95510

SOFTBANK Technology Advisors Fund L.P.                           57,692            59,999.68   (4)              54,929.82
c/o Bradley Feld
333 W. San Carlos Road, Suite 1225
San Jose, CA 95510

Tankersley Family Partnership                                    24,038            24,999.52                    24,999.52
1428 15th Street
Denver, CO 80202

Millennial Holdings, LLC                                         24,038            24,999.52                    24,999.52
1428 15th Street
Denver, CO 80202

Total                                                         6,778,846        $7,049,999.84                $6,543,150.53

(1) Amount of Principal and Accrued Interest on Convertible Subordinated Promissory Note: 245,755.48.

(2) Amount of Principal and Accrued Interest on Convertible Subordinated Promissory Note: 7,600.68.

(3) Amount of Principal and Accrued Interest on Convertible Subordinated Promissory Note: 248,423.29.

(4) Amount of Principal and Accrued Interest on Convertible Subordinated Promissory Note: 5,069.86.